Exhibit 99.1

ChineseInvestors.com, Inc. Announces that its Subsidiary ChineseHempOil.com, Inc. Has Expanded its Sales Force In an Effort to Grow the Division’s Revenues Domestically

NEW YORK CITY, NEW YORK (May 21, 2018) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announced that its wholly owned subsidiary, ChineseHempOil.com, Inc. (“ChineseHempOil”) has expanded its domestic sales force appointing Nina Wang as Vice President of Sales for its United States Consumer Retail/E-Commerce Division on March 19, 2018, setting the stage to complete the temporarily postponed spin off of all of the Company’s hemp related assets in the near future.

Mrs. Wang has over 15 year’s sales experience in the financial services industry with over 10 years as a Merchant Services Sales Manager at USA First Credit Card, Inc. Prior to that, Mrs. Wang worked as a Sales Manager for Alliance Bank Card Services. Since joining ChineseHempOil.com, Inc. in March 2018, Mrs. Wang has hired a team of sales representatives focused on wholesale and consignment sales in the Los Angeles area.

Through her efforts, ChineseHempOil.com, Inc. has developed strategic relationships with over 70 retail establishments in the Los Angeles area to consign the ChineseHempOil OptHemp products with plans to expand into Northern California in the near future. Mrs. Wang will also play an integral role in procuring new manufacturing relationships to, continuing to brand the Opt Hemp product line and developing new cutting edge hemp products.

"With over 15 years’ sales and management experience, we look forward to the increased sales that will be generated through Mrs. Wang’s leadership as we are laying the groundwork to increase revenues in advance of the spin-off of all of the Company’s hemp related assets. We were pleased with the 57% increase in monthly sales generated by the recent Mother’s Day Promotion and are looking forward to an even better response for the Father’s Day promotion” said Warren Wang CEO.

The Company recently announced in a press release and an accompanying 8-K filing that the planned spin-off of all of the Company’s hemp related assets, originally scheduled for May 31, 2018, has been temporarily postponed as the Company continues to develop its domestic sales channels.

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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